Exhibit 11

                       United States Cellular Corporation
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)


Three Months Ended June 30,                          1996              1995
- -----------------------------------------------------------------------------

Primary Earnings
  Net Income Available to Common                   $  63,055        $  24,089
                                                   =========        =========
Primary Shares
  Weighted average number of Common and Series A
    Common Shares Outstanding                         86,085           82,722


  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights                 81               61
    Redeemable Preferred Stock                            --              622
    Common Shares Issuable                                --              532
                                                   ---------        ---------
  Primary Shares                                      86,166           83,937
                                                   =========        =========
Primary Earnings per Common Share
  Net Income                                       $     .73        $     .29
                                                   =========        =========

Fully Diluted Earnings
  Net Income Available to Common, as reported      $  63,055        $  24,089
  Interest expense eliminated as a result of the
    pro forma conversion of Convertible Debentures     1,870              390
                                                   ---------        ---------
  Net Income Available to Common, as adjusted      $  64,925        $  24,479
                                                   =========        =========

Fully Diluted Shares
  Weighted average number of Common and Series A
    Common Shares Outstanding                         86,085           82,722


  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights                 81               63
    Redeemable Preferred Stock                            --              622
    Common Shares Issuable                                --              532
    Conversion of Convertible Debentures               7,059            1,176
                                                   ---------        ---------
       Fully Diluted Shares                           93,225           85,115
                                                   =========        =========

Fully Diluted Earnings per Common Share
  Net Income                                       $     .70        $     .29
                                                   =========        =========






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                                                                 Exhibit 11

                       United States Cellular Corporation
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)


Six Months Ended June 30,                             1996             1995
- -----------------------------------------------------------------------------

Primary Earnings
  Net Income Available to Common                   $  92,442        $  47,687
                                                   =========        ==========

Primary Shares
  Weighted average number of Common and Series A
    Common Shares Outstanding                         85,498           81,701


  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights                 95               64
    Convertible Preferred Shares                         102              700
    Common Shares Issuable                               231              514
                                                   ---------        ---------
  Primary Shares                                      85,926           82,979
                                                   =========        =========

Primary Earnings per Common Share
  Net Income                                       $    1.08        $     .57
                                                   =========        =========

Fully Diluted Earnings
  Net Income Available to Common, as reported      $  92,442        $  47,687
  Interest expense eliminated as a result of the
    pro forma conversion of Convertible Debentures     3,739              390
                                                   ---------        ---------
Net Income Available to Common, as adjusted        $  96,181        $  48,077
                                                   =========        =========
Fully Diluted Shares
  Weighted average number of Common and Series A
    Common Shares Outstanding                         85,498           81,701


  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights                 96               67
    Convertible Preferred Shares                         103              700
    Common Shares Issuable                               231              514
    Conversion of Convertible Debentures               7,059              588
                                                   ---------        ---------
  Fully Diluted Shares                                92,987           83,570
                                                   =========        =========

Fully Diluted Earnings per Common Share
  Net Income                                       $    1.03        $     .57
                                                   =========        =========






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